UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

TITAN MACHINERY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer
Identification No.)

644 East Beaton Drive, West Fargo ND 58078-2648

(Address of Principal Executive Offices)  (Zip Code)

(701) 356-0130

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 1, 2010, the Board of Directors of Titan Machinery Inc. (the “Company”), acting pursuant to authority granted by the Company’s Certificate of Incorporation and Bylaws, increased the size of the Company’s Board of Directors to nine and elected Stanley Dardis as a Class III director.  Mr. Dardis was not appointed to serve on any committee of the Board at this time.  The newly elected director was not named as director pursuant to any arrangement or understanding with any third person.  In April 2010, Mr. Dardis retired from his position as Chief Executive Officer and a director of Bremer Financial Corporation, a bank holding company.  The Company has a credit facility, consisting of a term loan and a revolving line of credit, with Bremer Bank National Association, a subsidiary of Bremer Financial Corporation.  The Company’s credit facility with Bremer Bank National Association was made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time such facility was executed for comparable loans with other unrelated banks and did not involve more than the normal risk of collectibility or other unfavorable features.

The full text of the press release announcing the appointment of director is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial statements:  None.

(b)                                 Pro forma financial information:  None.

(d)                                 Exhibits:

99.1         Press release dated October 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN MACHINERY INC.

Date: October 1, 2010	By	/s/ Mark Kalvoda
Mark Kalvoda
Chief Accounting Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

EXHIBIT INDEX

to

FORM 8-K

TITAN MACHINERY INC.

Date of Report:	Commission File No.:
October 1, 2010	001-33866

Exhibit No.	ITEM

99.1	Press release dated October 1, 2010